UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

650-466-7125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Development and Operating Officer

Effective April 13, 2026, the Board of Directors (the “Board”) of ALX Oncology Holdings Inc. (the “Company”) appointed Jeff Knight as Chief Development and Operating Officer.

Jeff Knight, age 55, served as the Chief Development and Operating Officer at Crinetics Pharmaceuticals, Inc., a global biopharmaceutical company, from September 2021 to April 2026. From October 2018 to August 2021, Mr. Knight served as Senior Vice President, Portfolio Management and Corporate Operations at Poseida Therapeutics, Inc., where he was responsible for portfolio management and strategy, alliance management, quality and compliance, and corporate operations. From March 2017 until October 2018, he was Vice President, Development Operations and Project and Portfolio Management at Halozyme Therapeutics, Inc. From July 2015 until March 2017, he served as Executive Director, Global Development Operations at Amgen Inc. and from January 2012 until July 2015, Mr. Knight served in various program and portfolio management and development operations roles at Onyx Pharmaceuticals. Prior to that, he held several leadership roles of increasing responsibility in clinical operations, regulatory affairs, and project management at Genentech, PRA International, and Hoechst Marion Roussel (now Sanofi). Mr. Knight earned a Master’s of Public Health in biostatistics and epidemiology from the University of Oklahoma Health Sciences Center and a B.A. in psychology from the University of Oklahoma. He also earned a B.S. in nursing from the University of Kansas.

There are no arrangements or understandings between Mr. Knight and any other persons pursuant to which he was appointed Chief Development and Operating Officer. There are no family relationships between Mr. Knight and any director or executive officer of the Company.

In connection with the appointment of Mr. Knight as the Company’s Chief Development and Operating Officer, the Company and Mr. Knight entered into an employment offer letter. Mr. Knight’s annual base salary will be $565,000, less any applicable withholdings. Mr. Knight will be eligible for an annual target cash bonus equal to 40% of his annual base salary based on achieving performance objectives established by the Board or the compensation committee of the Board. The employment letter also provides that he will be granted a stock option to purchase 800,000 shares of the Company’s common stock under the Company’s 2025 Inducement Equity Incentive Plan. The shares subject to the option are scheduled to vest as to 25% on the one-year anniversary of his start date, with an additional one forty-eighth of the shares vesting monthly thereafter, on the same day of the month as his start date, subject to his continued services to the Company through the applicable vesting date.

The foregoing descriptions of the employment offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent periodic report.

The Company and Mr. Knight entered into a change of control and severance agreement on the Company’s standard form, a copy of which has been filed as Exhibit 10.12 to the Company’s annual report on Form 10-K on March 9, 2026.

Mr. Knight entered into an indemnification agreement on the Company’s standard form, a copy of which was filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-239490) on June 26, 2020.

Item 7.01 Regulation FD Disclosure.

On April 13, 2026, the Company issued a press release announcing the appointment of Mr. Knight as Chief Development and Operating Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 13, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: April 13, 2026	By:	/s/ Jason Lettmann
Jason Lettmann
Chief Executive Officer